As filed with the Securities and Exchange Commission on December 6, 2005
Registration No. 333-125834

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 8
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	7372	58-1806705
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

4296 Forbes Boulevard
Lanham, Maryland 20706
(301) 459-2590
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard Rudman
President and Chief Executive Officer
Vocus, Inc.
4296 Forbes Boulevard
Lanham, Maryland 20706
(301) 459-2590
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stephen A. Riddick, Esq. Richard J. Melnick, Esq. Jason T. Simon, Esq. Greenberg Traurig, LLP 800 Connecticut Avenue, N.W. Suite 500 Washington, D.C. 20006 (202) 331-3100	Andrew M. Tucker, Esq. Andrews Kurth LLP 1701 Pennsylvania Avenue, N.W. Suite 300 Washington, D.C. 20006 (202) 662-2700

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Item 16.	Exhibits and Financial Statement Schedules
   (a) Exhibits.

1.1	Form of Underwriting Agreement. **
3.1	Fourth Amended and Restated Certificate of Incorporation. **
3.2	Form of Fifth Amended and Restated Certificate of Incorporation (to be filed with the Delaware Secretary of State immediately prior to the closing of the offering covered by this registration statement). **
3.3	Bylaws. **
3.4	Form of Amended and Restated Bylaws (to be adopted immediately prior to the closing of the offering covered by this registration statement). **
4.1	Specimen common stock certificate. **
4.2	See Exhibits 3.1 through 3.4 for provisions of the Certificate of Incorporation and Bylaws of the Registrant defining the rights of holders of common stock of the Registrant. **
5.1	Opinion of Greenberg Traurig, LLP. *
10.1	Warrant to purchase common stock issued to PNC Bank, dated as of August 24, 2001. **
10.2	Warrant to purchase common stock issued to Comerica Bank — California dated as of November 19, 2002. **
10.3	Form of warrant to purchase common stock and schedule of details omitted therefrom. **
10.4	Form of warrant to purchase Series B preferred stock and schedule of details omitted therefrom. **
10.5	1999 Stock Option Plan. **
10.6	Form of Option Agreement under Registrant’s 1999 Stock Option Plan. **
10.7	Form of 2005 Stock Award Plan. **
10.8	Form of Non-Qualified Stock Option Agreement under Registrant’s 2005 Stock Award Plan. **
10.9	Third Amended and Restated Registration Rights Agreement among the Registrant and the other parties named therein, dated as of December 20, 2004. **
10.10	Agreement of Lease, dated December 21, 2000, between MOR FORBES LLLP and the Registrant as amended. **
10.11	Loan Agreement between the Registrant and Mercantile-Safe Deposit and Trust Company, dated as of November 8, 2004. **
10.12	Asset Purchase Agreement, dated as of November 8, 2004, among the Registrant, Vocus GS Holdings LLC, Gnossos Software, Inc. and Steven Robert Kantor. **
10.13	Form of Indemnification Agreement entered into by the Registrant and each of its executive officers and directors. **
10.14	Data Resale Agreement between the Registrant and Bacon’s Information, Inc., dated April 9, 2003.**
10.15	Data Distribution License Agreement between the Registrant and Gale Group, Inc., dated October 15, 2004.**
10.16	Data Distribution License Agreement between the Registrant and Gale Group, Inc., dated December 13, 2004.**
10.17	Agreement between the Registrant and PR Newswire Association, Inc., dated March 14, 2001.**
10.18	License Agreement between the Registrant and PR Newswire Association LLC, dated August 1, 2003, as amended.**
10.19	Agreement between the Registrant and PR Newswire Association, Inc., dated August 1, 2003, as amended.**
10.20	Development and Support License Agreement between the Registrant and Moreover Technologies, Inc., dated July 30, 2004.**
10.21	Reseller Agreement between the Registrant and Moreover Technologies, Inc., dated July 30, 2004.**

10.22	Redemption Agreement between the Registrant and Robert Lentz, dated July 1, 2005.**
10.23	Qwest Master Internet Market Service Agreement between the Registrant and Qwest Communications Corporation, dated September 15, 2004.**
10.24	Call Agreement executed by Lazard Technology Partners II LP, Sterling Venture Partners, L.P. and Sterling SVP Executive Fund, L.P. for the benefit of Mercantile-Safe Deposit and Trust Company, dated November 2005.**
10.25	Form of Employment Agreement for Richard Rudman, Robert Lentz and Stephen Vintz, and schedule of details omitted therefrom.**
10.27	Form of Employment Agreement for William Donnelly and Norman Weissberg, and schedule of details omitted therefrom.**
10.26	Summary of board of director compensation.**
21.1	List of subsidiaries. **
23.1	Consent of Ernst & Young LLP. **
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1). *
24.1	Power of Attorney (previously included in the signature page to this Registration Statement).

*	Filed herewith.

**	Previously filed.

SIGNATURES
   Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lanham, Maryland on December 6, 2005.

VOCUS, INC.

By:	/s/ Richard Rudman

Richard Rudman
Chief Executive Officer, President and Chairman
   Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ Richard Rudman Richard Rudman		Chief Executive Officer, President and Chairman (Principal Executive Officer)	December 6, 2005

/s/ Stephen Vintz Stephen Vintz		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	December 6, 2005

* Robert Lentz		Chief Technology Officer and Director	December 6, 2005

* Michael Bronfein		Director	December 6, 2005

* Kevin Burns		Director	December 6, 2005

* Gary Golding		Director	December 6, 2005

* Ronald Kaiser		Director	December 6, 2005

* Richard Moore		Director	December 6, 2005

*By:	/s/ Stephen Vintz Stephen Vintz Attorney-in-fact		December 6, 2005

EXHIBIT INDEX

1.1	Form of Underwriting Agreement.**
3.1	Fourth Amended and Restated Certificate of Incorporation.**
3.2	Form of Fifth Amended and Restated Certificate of Incorporation (to be filed with the Delaware Secretary of State immediately prior to the closing of the offering covered by this registration statement).**
3.3	Bylaws.**
3.4	Form of Amended and Restated Bylaws (to be adopted immediately prior to the closing of the offering covered by this registration statement).**
4.1	Specimen common stock certificate.**
4.2	See Exhibits 3.1 through 3.4 for provisions of the Certificate of Incorporation and Bylaws of the Registrant defining the rights of holders of common stock of the Registrant.**
5.1	Opinion of Greenberg Traurig, LLP.*
10.1	Warrant to purchase common stock issued to PNC Bank, dated as of August 24, 2001.**
10.2	Warrant to purchase common stock issued to Comerica Bank — California dated as of November 19, 2002.**
10.3	Form of warrant to purchase common stock and schedule of details omitted therefrom.**
10.4	Form of warrant to purchase Series B preferred stock and schedule of details omitted therefrom.**
10.5	1999 Stock Option Plan.**
10.6	Form of Option Agreement under Registrant’s 1999 Stock Option Plan.**
10.7	Form of 2005 Stock Award Plan.**
10.8	Form of Non-Qualified Stock Option Agreement under Registrant’s 2005 Stock Award Plan.**
10.9	Third Amended and Restated Registration Rights Agreement among the Registrant and the other parties named therein, dated as of December 20, 2004.**
10.10	Agreement of Lease, dated December 21, 2000, between MOR FORBES LLLP and Registrant as amended.**
10.11	Loan Agreement between the Registrant and Mercantile-Safe Deposit and Trust Company, dated as of November 8, 2004.**
10.12	Asset Purchase Agreement, dated as of November 8, 2004, among the Registrant, Vocus GS Holdings LLC, Gnossos Software, Inc. and Steven Robert Kantor.**
10.13	Form of Indemnification Agreement entered into by the Registrant and each of its executive officers and directors.**
10.14	Data Resale Agreement between the Registrant and Bacon’s Information, Inc., dated April 9, 2003.**
10.15	Data Distribution License Agreement between the Registrant and Gale Group, Inc., dated October 15, 2004.**
10.16	Data Distribution License Agreement between the Registrant and Gale Group, Inc., dated December 13, 2004.**
10.17	Agreement between the Registrant and PR Newswire Association, Inc., dated March 14, 2001.**
10.18	License Agreement between the Registrant and PR Newswire Association LLC, dated August 1, 2003, as amended.**
10.19	Agreement between the Registrant and PR Newswire Association, Inc., dated August 1, 2003, as amended.**
10.20	Development and Support License Agreement between the Registrant and Moreover Technologies, Inc., dated July 30, 2004.**
10.21	Reseller Agreement between the Registrant and Moreover Technologies, Inc., dated July 30, 2004.**
10.22	Redemption Agreement between the Registrant and Robert Lentz, dated July 1, 2005.**
10.23	Qwest Master Internet Market Service Agreement between the Registrant and Quest Communications Corporation, dated September 15, 2004.**
10.24	Call Agreement executed by Lazard Technology Partners II LP, Sterling Venture Partners, L.P. and Sterling SVP Executive Fund, L.P. for the benefit of Mercantile-Safe Deposit and Trust Company, dated November 2005.**
10.25	Form of Employment Agreement for Richard Rudman, Robert Lentz and Stephen Vintz, and schedule of details omitted therefrom.**
10.26	Form of Employment Agreement for William Donnelly and Norman Weissberg, and schedule of details omitted therefrom.**
10.27	Summary of board of director compensation.**
21.1	List of subsidiaries.**
23.1	Consent of Ernst & Young LLP.**
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (previously included in the signature page to this Registration Statement).

*	Filed herewith.

**	Previously filed.